Exhibit 99.1

Contact:	David Felsenthal	The Watergate
	Chief Financial Officer	600 New Hampshire Avenue, N.W.
	202.266.5876	Washington, D.C. 20037
	jacobsg@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS
FIRST QUARTER RESULTS FOR FISCAL 2004

Company Reports a 24% Increase in Revenues and Strong Earnings Growth;
Reiterates Guidance for Remainder of Year

WASHINGTON, D.C. — (July 24, 2003) — The Advisory Board Company (Nasdaq: ABCO) today announced financial results for the first fiscal quarter ended June 30, 2003. For the quarter, revenues increased 24% to $28.4 million, up from $22.9 million for the first quarter of fiscal 2003. Net income was $4.4 million, or $0.24 per diluted share, up from $3.1 million, or $0.19 per diluted share, compared to the same period a year ago. Pro forma net income, which excludes special compensation and stock option related expense, was $4.6 million for the quarter, or $0.25 per diluted share, up from $3.1 million, or $0.19 per diluted share, for the same period in fiscal 2003. Contract value grew 23% to $113.1 million as of June 30, 2003, up from $91.6 million as of June 30, 2002.

Frank Williams, Chief Executive Officer of The Advisory Board Company, commented, “We are very happy with our performance as we completed another quarter of better than 20% revenue growth, coupled with pro forma earnings per diluted share of $0.25. Revenue growth for the quarter was attributable to ongoing cross-selling of existing programs to existing members, continued success of our new programs, as well as price increases and the addition of new organizations to the membership. Our most recent new program introductions, the Margin Enhancement program and Service Line Management program, continue to perform strongly.”

Williams concluded, “We believe the Advisory Board is well positioned to maintain our record of consistent growth given our high degree of revenue predictability and visibility, our scalable cost structure, and our strong pipeline of new program concepts. Our ongoing success continues to be driven by our ability to provide tangible best practice solutions to our members’ most pressing strategic and operational issues.”

Outlook for Remainder of Calendar Year 2003

The Company reiterated its previously announced guidance for the next calendar quarter of $29.4 million of revenue, and pro forma earnings per diluted share of $0.24. Combined with results from the first two quarters of calendar year 2003, the Company’s full year revenue and pro forma earnings per diluted share guidance is $116.3 million and $1.00, respectively.

The Company will hold an investor conference call to discuss its first quarter performance tomorrow, July 25th, 2003, at 10:00 a.m. Eastern Daylight Time. Investors will be able to listen to the call by dialing 888-343-7143 shortly before the scheduled start time. The conference call replay will be archived for seven days: from 12:00 p.m.

Friday, July 25th until 12:00 p.m. Friday, August 1st. To listen to the archived call, dial either 800-633-8284 or 402-977-9140, and enter reservation number 21155074.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete annual programs to a membership of nearly 2,300 hospitals, health systems, pharmaceutical and biotech companies, health care insurers, and medical device companies in the United States. Each program charges a fixed annual fee and provides members with best practices, research reports, executive education and other supporting research services.

The Company presents pro forma results to exclude employment taxes and other charges related to the exercise of stock options and include income taxes at the Company’s effective tax rates. For historical results, a reconciliation between pro forma and GAAP is shown in the attached schedule. The Company is not able to reconcile its outlook for the remainder of calendar year 2003 to GAAP as stock option related expense is dependent upon a number of unknown factors, including future stock price, which could have a material input on future results.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by certain factors, among others, set forth below and in the Company’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results and various factors that could affect the estimated tax rate. These factors are discussed more fully in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND
OTHER OPERATING STATISTICS
(In thousands, except per share data)

	Three Months Ending
	June 30,		Selected
			Growth
	2003	2002	Rates

Statements of Operations
Revenues	$28,449	$22,929	24.1%

Cost of services	11,617	9,609
Member relations and marketing	5,552	4,513
General and administrative	3,692	2,896
Depreciation and loss on disposal of assets	404	581
Special compensation and stock option related expense	321	87

Income from operations	6,863	5,243
Interest income	581	136

Income before provision for income taxes	7,444	5,379
Provision for income taxes	(3,014)	(2,289)

Net income	$4,430	$3,090

Earnings per share
Basic	$0.29	$0.25
Diluted	$0.24	$0.19	26.3%
Weighted average common shares outstanding
Basic	15,116	12,150
Diluted	18,325	16,593

Percentages of Revenues
Cost of services	40.8%	41.9%
Member relations and marketing	19.5%	19.7%
General and administrative	13.0%	12.6%
Depreciation and loss on disposal of assets	1.4%	2.5%
Income from operations	24.1%	22.9%
Net income	15.6%	13.5%

Contract Value (at end of period)	$113,075	$91,571	23.5%

RECONCILIATION OF PRO FORMA RESULTS (In thousands, except per share data)

Pro forma data (1):
Income from operations	$6,863	$5,243
Special compensation and stock option related expense	321	87

Pro forma income from operations	7,184	5,330
Interest income	581	136

Pro forma income before provision for income taxes	7,765	5,466
Pro forma provision for income taxes	(3,145)	(2,323)

Pro forma net income	$4,620	$3,143

Pro forma earnings per share
Basic	$0.31	$0.26
Diluted	$0.25	$0.19	31.6%

Percentages of Revenues
Pro forma income from operations (1)	25.3%	23.2%
Pro forma net income (1)	16.2%	13.7%

(1)	Excludes special compensation and stock option related expense.

THE ADVISORY BOARD COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	March 31,
	2003	2003

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$35,151	$33,301
Marketable securities	3,868	—
Membership fees receivable, net	12,370	9,234
Prepaid expenses and other current assets	1,276	1,600
Deferred income taxes, net	18,022	11,532
Deferred incentive compensation	2,286	2,259

Total current assets	72,973	57,926
Fixed assets, net	2,624	2,891
Marketable securities	58,889	57,106

Total assets	$134,486	$117,923

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$63,510	$63,653
Accounts payable and accrued liabilities	6,006	5,484
Accrued incentive compensation	4,789	6,899

Total current liabilities	74,305	76,036
Long-term liabilities:
Deferred income taxes	679	392

Total liabilities	74,984	76,428

Stockholders’ equity:
Common stock	155	148
Additional paid-in capital	34,902	21,821
Accumulated elements of comprehensive income	1,041	552
Retained earnings	23,404	18,974

Total stockholders’ equity	59,502	41,495

Total liabilities and stockholders’ equity	$134,486	$117,923

THE ADVISORY BOARD COMPANY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended June 30,

	2003	2002

Cash flows from operating activities:
Net income	$4,430	$3,090
Adjustments to reconcile net income to net cash provided by operating activities -
Depreciation	404	476
Loss on disposal of fixed assets	—	105
Special compensation and stock option related expense	—	(213)
Deferred income taxes	3,003	1,101
Amortization of marketable securities premiums	185	9
Changes in operating assets and liabilities:
Member fees receivable	(3,136)	(1,011)
Prepaid expenses and other current assets	324	386
Deferred incentive compensation	(27)	(290)
Deferred revenues	(143)	(17)
Accounts payable and accrued liabilities	522	675
Accrued incentive compensation	(2,110)	(1,661)

Net cash flows provided by operating activities	3,452	2,650

Cash flows from investing activities:
Purchases of property and equipment	(137)	(165)
Sales of marketable securities	6,000	—
Purchase of marketable securities	(11,059)	(6,229)

Net cash flows used in investing activities	(5,196)	(6,394)

Cash flows from financing activities:
Proceeds on issuance of stock from exercise of stock options	3,515	—
Proceeds on issuance of stock under ESPP	79	79

Net cash flows provided by financing activities	3,594	79

Net increase (decrease) in cash and cash equivalents	1,850	(3,665)
Cash and cash equivalents, beginning of period	33,301	23,959

Cash and cash equivalents, end of period	$35,151	$20,294

Supplemental disclosure of cash flow information:
Cash paid during the period for -
Income taxes	$—	$1,000